UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 6, 2008
Life Time Fitness, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	001-32230	41-1689746

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2902 Corporate Place
Chanhassen, Minnesota	55317

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (952) 947-0000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 99.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 6, 2008, the Governance and Nominating Committee of the Board of Directors of Life Time Fitness, Inc. (the “Company”) elected Martha (Marti) A. Morfitt as a new director. Ms. Morfitt, age 51, is the former President and Chief Executive Officer of CNS, Inc., a manufacturer and marketer of consumer healthcare products, including the Breathe Right® nasal strip and FiberChoice® daily fiber supplements. She held this position from 2001 through March 2007. From 1998 to 2001, she was Chief Operating Officer of CNS, Inc. Ms. Morfitt left her position at CNS, Inc. effective March 2007 as a result of the acquisition of CNS, Inc. by GlaxoSmithKline plc in December 2006. Ms. Morfitt is also a director of Graco, Inc. and Thermage Inc. Ms. Morfitt will receive the Company’s standard non-employee director compensation package, the terms of which have previously been disclosed. The Board of Directors also elected Ms. Morfitt as a member of the Governance and Nominating Committee of the Board of Directors.
Also on August 6, 2008, James F. Halpin gave notice of his intention to resign from the Board of Directors effective immediately.
Item 9.01. Financial Statements and Exhibits.
     The following Exhibit is being furnished herewith:
99.1	Press Release dated August 8, 2008.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE TIME FITNESS, INC.
Date: August 8, 2008	By /s/ Eric J. Buss
Eric J. Buss
Executive Vice President and General Counsel and Secretary

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EXHIBIT INDEX

Manner of
No.	Exhibit	Filing

99.1	Press Release dated August 8, 2008.	Filed Electronically